Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS ANNOUNCES FIRST QUARTER 2013 RESULTS

Results Driven by Late Season Snowfall in Core Markets

Highlights:

•                  Net Sales increased 65.2% from Q1 FY’12 to $14.1 million

•                  First Quarter Adjusted earnings per diluted share improved 31.6% year-over-year to a net loss of ($0.13) per share

•                  Declared $0.2075 per share cash dividend paid on March 29, 2013

•                  Company introduced eight innovative products scheduled for launch in 2013

May 6, 2013 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, today announced financial results for the first quarter ended March 31, 2013.

First Quarter Results

Historically, the Company’s first quarter sales are the lowest of any quarter, typically averaging less than 10% of full year sales. As such, the Company historically generates a net loss in the first quarter. First quarter 2013 results reflect higher snowfall levels compared to first quarter of 2012, which was affected by near record low snowfall in most of the Company’s core markets.

Net sales were $14.1 million in the first quarter of 2013, representing a 65.2% year-over-year increase. The increase reflects a significant increase in parts and accessories sales, as well as an increase in unit sales, driven by higher levels of snowfall across core markets during the last couple of months of the quarter.

James L. Janik, President and Chief Executive Officer of Douglas Dynamics, commented, “The significant improvement in our first quarter results when compared to the same period last year was driven by several factors. While the timing of snowfall was again less than ideal and snowfall levels were again weak in the fourth quarter of 2012 and January 2013, winter did eventually arrive and we saw stronger and sustained snowfall in core markets during February and March. This led to increased parts and accessories shipments and served to moderate previously elevated distributor inventory levels. In addition, the first quarter of 2012 was particularly weak and set a low bar for us to beat. Overall, I am proud of how our team managed through the record low snowfall environment the past 12 months and am excited about the rest of 2013. As we enter our pre-season order period we know there will be some caution on the part of dealers, but we’re well positioned to capitalize on our new innovative line-up of products and generally stable to improving economic indicators.”

The Company’s net loss was $3.4 million, or $0.15 per diluted share, in the first quarter of 2013 compared to a net loss of $4.3 million, or $0.19 per diluted share, in the first quarter of 2012, an improvement of $0.9 million.  The Company’s adjusted net loss was $3.0 million, or $0.13 per diluted share, in the first quarter of 2013 compared to adjusted net loss of $4.3 million, or $0.19 per diluted share, in the first quarter of 2012, an improvement of $1.3 million.

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The Company reported Adjusted EBITDA of $0.2 million in the first quarter of 2013 compared to Adjusted EBITDA of ($1.8) million in the first quarter of 2012.

The decrease in net loss and increase in Adjusted EBITDA is primarily attributable to both higher equipment and parts and accessories shipments during the first quarter of 2013 compared to the same quarter in the prior year, which was affected by record low snowfall levels.

The effective tax rate for the first quarter of 2013 was 38.6%.  The estimated effective tax rate for full year 2013 is expected to be 37%.

Balance Sheet and Liquidity

During the first quarter of 2013, the Company reported net cash used in operating activities of $7.1 million compared to net cash used in operating activities of $10.0 million in the same period last year.

Mr. Janik noted, “We continue to maintain a strong financial position and are well capitalized to execute on our capital allocation strategy.  Our dividend is important to us and we have significant cash on hand to continue our long-term commitment to enhance shareholder value through returning cash to shareholders.”

Inventory was $45.1 million as of March 31, 2013 compared to $46.7 million at the end of the 2012 first quarter. Inventory levels are still slightly above historical averages due to a decrease in unit equipment demand from record low snowfall levels in the 2011/2012 snow season. Overall, inventory levels are trending lower and are on track to be in line with historical averages by end of second quarter 2013.

Accounts receivable at the end of the first quarter of 2013 were $11.3 million compared to $7.6 million at the end of the first quarter of 2012. The increase in accounts receivable in the first quarter compared to the prior year period is the result of higher sales for the quarter.

Dividend

As previously reported, on March 7, 2013, pursuant to the Company’s dividend policy, its Board of Directors declared a quarterly cash dividend of $0.2075 per share of the Company’s common stock. The declared $0.2075 per share cash dividend was paid on March 29, 2013, to stockholders of record as of close of business on March 19, 2013.

Webcast Information

The Company will host an investor conference call on Tuesday, May 7 at 10:00 a.m. Central Time. The conference call will be available on the Internet through the Investor Relations section of the Company’s website at www.douglasdynamics.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call.

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About Douglas Dynamics

Douglas Dynamics is the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, which consists of snowplows and sand and salt spreaders, and related parts and accessories. The Company sells its products under the WESTERN®, FISHER® and BLIZZARD® brands which are among the most established and recognized in the industry. Additional press releases and investor relations information is available at www.douglasdynamics.com.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures include:

•                  Adjusted net income (loss);

•                  Adjusted earnings (loss) per diluted share; and

•                  Adjusted EBITDA.

These non-GAAP disclosures should not be construed as an alternative to the reported results determined in accordance with GAAP.

Adjusted net loss represents net loss as determined under GAAP, excluding a loss recognized on impairment of assets held for sale. The Company believes that the presentation of adjusted net loss for the three months ended March 31, 2013 and March 31, 2012 allows investors to make meaningful comparisons of the Company’s operating performance between periods and to view its business from the same perspective as its management.  Because the excluded item is not predictable or consistent, management does not consider it when evaluating the Company’s performance or when making decisions regarding allocation of resources.

Adjusted EBITDA represents net loss before interest, taxes, depreciation and amortization, as further adjusted for certain charges related to certain unrelated legal fees and consulting fees, impairment on assets held for sale and stock based compensation.  The Company uses, and believes its investors benefit from the presentation of, Adjusted EBITDA in evaluating the Company’s operating performance because adjusted EBITDA provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. In addition, the Company believes that Adjusted EBITDA is useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies, because it allows them to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to

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company depending upon accounting methods and book value of assets and liabilities, capital structure and the method by which assets were acquired. The Company’s management also uses adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to adjusted EBITDA.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the headings “Reconciliation of Net Loss to Adjusted Net Loss” and “Net Loss to Adjusted EBITDA Reconciliation” following the Consolidated Statements of Cash Flows included in this press release.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, a significant decline in economic conditions, our inability to maintain good relationships with our distributors,  lack of available or favorable financing options for our end-users or distributors, increases in the price of steel or other materials necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel, the inability of our suppliers to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends and our inability to compete effectively against competition, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012. You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

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Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2013	2012
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$11,073	$24,136
Accounts receivable, net	11,299	25,425
Inventories	45,099	30,292
Refundable income taxes paid	8,220	4,870
Deferred income taxes	3,686	3,710
Prepaid and other current assets	1,382	1,149
Total current assets	80,759	89,582

Property, plant, and equipment, net	20,013	19,887
Assets held for sale	1,085	1,732
Goodwill	107,222	107,222
Other intangible assets, net	115,250	116,548
Deferred financing costs, net	2,650	2,794
Other long-term assets	1,151	606
Total assets	$328,130	$338,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,521	$5,370
Accrued expenses and other current liabilities	8,686	10,329
Current portion of long-term debt	971	971
Total current liabilities	12,178	16,670

Retiree health benefit obligation	6,421	6,541
Pension obligation	14,678	14,401
Deferred income taxes	35,003	33,805
Deferred compensation	658	756
Long-term debt, less current portion	110,752	110,995
Other long-term liabilities	1,922	1,471

Total stockholders’ equity	146,518	153,732
Total liabilities and stockholders’ equity	$328,130	$338,371

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Douglas Dynamics, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share data)

	Three Month Period Ended
	March 31, 2013	March 31, 2012
	(unaudited)

Net sales	$14,141	$8,560
Cost of sales	9,815	6,740
Gross profit	4,326	1,820

Selling, general, and administrative expense	5,910	4,631
Intangibles amortization	1,298	1,300
Impairment of assets held for sale	647	—

Loss from operations	(3,529)	(4,111)

Interest expense, net	(1,983)	(2,046)
Other expense, net	(31)	(78)
Loss before taxes	(5,543)	(6,235)

Income tax benefit	(2,139)	(1,967)

Net loss	$(3,404)	$(4,268)
Less: Net loss attributable to participating securities	(43)	(54)
Net loss attributable to common shareholders	$(3,361)	$(4,214)

Weighted average number of common shares outstanding:
Basic	21,971,055	21,826,701
Diluted	21,971,055	21,826,701

Loss per share:
Basic	$(0.15)	$(0.19)
Diluted	$(0.15)	$(0.19)
Cash dividends declared and paid per share	$0.21	$0.21
Comprehensive loss	$(3,365)	$(4,279)

Douglas Dynamics, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Month Period Ended
	March 31, 2013	March 31, 2012
	(unaudited)

Operating activities
Net loss	$(3,404)	$(4,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,015	2,001
Amortization of deferred financing costs and debt discount	189	204
Loss recognized on impairment of assets held for sale	647	—
Stock-based compensation	935	365
Provision for losses on accounts receivable	113	113
Deferred income taxes	1,222	1,444
Changes in operating assets and liabilities:
Accounts receivable	14,013	26,290
Inventories	(14,807)	(22,736)
Prepaid and other assets and prepaid income taxes	(4,128)	(4,312)
Accounts payable	(2,849)	(1,649)
Accrued expenses and other current liabilities	(1,584)	(7,856)
Deferred compensation	(157)	(157)
Benefit obligations and other long-term liabilities	647	532
Net cash used in operating activities	(7,148)	(10,029)

Investing activities
Capital expenditures	(843)	(437)
Proceeds from sale of equipment	—	77
Net cash used in investing activities	(843)	(360)

Financing activities
Shares withheld on restricted stock vesting paid for employees’ taxes	(137)	—
Dividends paid	(4,647)	(4,543)
Repayment of long-term debt	(288)	(10,288)
Net cash used in financing activities	(5,072)	(14,831)
Change in cash and cash equivalents	(13,063)	(25,220)
Cash and cash equivalents at beginning of year	24,136	39,432
Cash and cash equivalents at end of quarter	$11,073	$14,212

Douglas Dynamics, Inc.

Net Loss to Adjusted EBITDA reconciliation (unaudited)

(in thousands)

	Three month period ended March 31,
	2013	2012

Net loss	$(3,404)	$(4,268)

Interest expense - net	1,983	2,046
Income tax benefit	(2,139)	(1,967)
Depreciation expense	717	701
Amortization	1,298	1,300
EBITDA	(1,545)	(2,188)

Stock based compensation	935	365
Other charges (1)	846	13
Adjusted EBITDA	$236	$(1,810)

(1) Reflects expenses of $199 and $13 for one time, unrelated legal and consulting fees for the three months ended March 31, 2013 and March 31, 2012, respectively.   Includes write down of asset held for sale of $647 for the three months ended March 31, 2013.

Douglas Dynamics, Inc.

Reconciliation of Net Loss to Adjusted Net Loss

$ Millions, except share data

	Three month period ended March 31,
	2013	2012
Net loss (GAAP)	$(3.4)	$(4.3)
Addback expenses, net of tax at 37.0% for 2013:
-Loss recognized on impairment of assets held for sale:	0.4	—

Adjusted net loss (non-GAAP)	$(3.0)	$(4.3)

Weighted average basic common shares outstanding	21,971,055	21,826,701
Weighted average common shares outstanding assuming dilution	21,971,055	21,826,701

Adjusted loss per common share - basic	$(0.13)	$(0.19)
Adjusted loss per common share - dilutive	$(0.13)	$(0.19)